Exhibit 10.8(c)

RESTRICTED UNIT AWARD GRANT AGREEMENT

THIS RESTRICTED UNIT AWARD GRANT AGREEMENT (this “Agreement”), made as of the 17th day of March, 2005 between KRATON Polymers LLC (the “Company”) and George Gregory (the “Participant”).

WHEREAS, pursuant to Section 4.02 of the Second Amended and Restated Limited Liability Company Operating Agreement of TJ Chemical Holdings LLC, each of the Voting Members of TJ Chemical Holdings LLC (“TJ Chemical”) has approved the grant of restricted shares on membership units of TJ Chemical (the “Restricted Unit Award”) with a current value of $400,000 to KRATON Management LLC (“Management LLC”), which in turn will grant the same number of Membership Units in Management LLC to the Participant;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Units. Pursuant to, and subject to, the terms and conditions set forth herein, the Company hereby grants to the Participant the Restricted Unit Award of 400,000 restricted units of Management LLC (“Restricted Units”) with a current value of $400,000 based on the buy-in price of membership unit(s) of TJ Chemical by the initial investors in connection with the transaction pursuant to which the Company became a wholly-owned subsidiary of TJ Chemical.

2. Grant Date. The Grant Date of the Restricted Unit Award hereby granted is March 17, 2005.

3. Vesting Date. The Restricted Unit Award shall vest as follows: Fifty percent of the Restricted Units shall vest on February 1, 2008, and the remaining fifty percent of the Restricted Units shall vest on February 1, 2009, provided that the Participant remains employed with the Company on each such anniversary. Except as provided in the next succeeding sentence, upon termination of employment for any reason all unvested Restricted Units shall immediately and automatically be forfeited. In the event of a Change in Control (as defined in the TJ Chemical 2004 Option Plan), if the Participant’s employment is terminated without Cause or for Good Reason (as those terms are defined in the Employment Agreement between the Participant and the Company dated November 1, 2004 (the “Employment Agreement”)) during the two-year period immediately following the date of the Change in Control, all unvested Restricted Units shall become immediately vested.

4. Limitations on Transfer of Membership Units; Permissible Assignments; Termination of Employment.

4.1 Limitations on Transfer. The Participant acknowledges that upon becoming a member of Management LLC, the Participant will be subject to all the terms and conditions provided in the Limited Liability Company Operating Agreement of KRATON Management

LLC (“Management LLC Operating Agreement”). Notwithstanding anything herein or in the Management LLC Operating Agreement to the contrary, the Participant shall not sell or transfer any Membership Unit acquired pursuant to the distribution of this Restricted Unit Award, except (i) to the Participant’s beneficiaries or estate upon the Participant’s death, (ii) upon consent of the Company pursuant to Section 4.2, or (iii) pursuant to Article IX of the Management LLC Operating Agreement.

4.2 Permissible Assignments. Notwithstanding the foregoing, the Participant may request authorization from the Company to assign his Restricted Unit Award granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the Company grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under this Agreement and shall be entitled to all the rights of the Participant under this Agreement; provided, that upon such assignment in accordance with this Section 4.2, all references in this Agreement to the “Participant,” except for such references contained in Section 4.1 and 4.3 of this Agreement, shall be deemed to be replaced by a reference to the transferee of the Restricted Unit Award.

4.3 Termination of Services. In the event of a termination of a Participant’s Services (as defined in the TJ Chemical 2004 Option Plan), TJ Chemical shall have the right to purchase the Participant’s Membership Units acquired pursuant to the Restricted Unit Award in accordance with Article X of the Management LLC Operating Agreement. Any Membership Units acquired pursuant to the distribution of the Restricted Unit Award shall be subject to certain tag-along and drag-along rights in accordance with Article IX of the Management LLC Operating Agreement.

5. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

6. Indemnification. The Participant agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Company, TJ Chemical and Management LLC and any director, officer, or employee thereof against any and all losses, liabilities, claims, damages, and expenses of any nature whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) (collectively, “Losses”) arising out of or based upon any breach or failure by the Participant to comply with his obligations made herein. This Section 6 shall survive any termination or execution of this Agreement.

7. Representations.

7.1 Participant Representations. In addition to any representations made by the Participant in the Management LLC Operating Agreement, as a Member of Management LLC, the Participant hereby represents and warrants to Management LLC and the Company that: (a) the Membership Units are being acquired for his own account, for investment purposes only and not with a view to or in connection with any distribution, reoffer, resale, public offering or other disposition thereof not in compliance with the Securities Act and the rules and regulations thereunder and any applicable United States federal or state securities laws or regulations; (b) the Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act, provided that the Company may, in its discretion and subject to compliance with all applicable securities laws, waive the foregoing representation with respect to a limited number of Participants; (c) the Participant, alone or together with his representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular; (d) the Participant has had access to all of the information with respect to his Membership Units that he or it, as the case may be, deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning such Membership Units; (e) the Participant’s decision to acquire his Membership Units for investment has been based solely upon the evaluation made by the Participant; (f) the Participant is aware that the Management LLC Operating Agreement provides significant restrictions on the ability of a Participant to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber his Membership Units; (g) the Participant has duly executed and delivered this Agreement; and (h) the Participant’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.

7.2 Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 7.1 of this Agreement are true and correct as of the date hereof.

8. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto (including, without limitation, the Management LLC Operating Agreement) which form a part hereof contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Agreement and the Management LLC Operating Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

11. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Management LLC Operating Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors of the Company in respect of this Agreement shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Management LLC Operating Agreement as of the day and year first written above.

KRATON POLYMERS LLC

/s/ Joseph J. Waiter
By: Joseph J. Waiter
Title: Vice President & General Counsel

GEORGE GREGORY

/s/ George Gregory

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